Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JANUARY 31, 2013

(in thousands)

January 31, 2013
ASSETS

Investments held in trust, at fair value:
Fixed-maturity securities	$205,134
Cash equivalents held in trust	10,306

Total investments held in trust	215,440

Cash and cash equivalents	3,154
Fixed-maturity securities, at fair value	14,166
Accrued investment income	1,633
Premiums receivable	1,274

Total assets	$235,667

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Losses and loss adjustment expenses	$66,928
Contingency reserve	37,284
Losses payable	2,081
Unearned premiums	211
Accrued ceding commission expense	126
Other liabilities	264

Total liabilities	106,894

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Contingency reserve	(37,284)
Retained earnings	96,177

Total stockholder’s equity	128,773

Total liabilities and stockholder’s equity	$235,667

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JANUARY 31, 2013

(in thousands)

January 31, 2013

Revenues:
Premiums earned	$1,227
Net investment income	(322)

Total revenues	905

Expenses:
Losses and loss adjustment expenses	1,538
Ceding commission expense	126
General and administrative expenses	209

Total expenses	1,873

(Loss) income before federal income taxes	(968)

Federal income tax benefit	—

Net (loss) income	$(968)